EXHIBIT 99.1

MIDWAY PROVIDES 3rd QUARTER UPDATE ON SPRING VALLEY PROJECT
INCLUDING STEP-OUT DRILLING RESULTS AND EARN-IN UPDATE

December 21, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-MKT) is pleased to report on the continued development at Spring Valley, where Barrick Gold Exploration Inc. (“Barrick”) is earning into Midway’s multi-million ounce gold project in Nevada.

Ken Brunk, Midway’s President and CEO said “We are very happy with Barrick’s continued progress at our Spring Valley project. We have consistently reported positive drill results at Spring Valley and this update is no exception. Of equal consequence, based on the rate of Barrick’s expenditures through the third quarter, we anticipate that they will complete their 60% earn-in well ahead of schedule in early 2013."

Drilling Highlights
Step-out drilling within the quarter has demonstrated that the Spring Valley gold system continues for 1.5 km to the south of the current resource area, providing further evidence of the potential to expand the resource base. Highlights included:

•	SV12-595 10.7 meters of 2.43 gpt gold, including 3.0 meters of 6.89 gpt gold

•	SV12-596 38.1 meters of 1.30 gpt gold, including 1.5 meters of 13.75 gpt gold

An infill drill program within the existing deposit boundaries has continued to increase the certainty of the current resource, including several intercepts well in excess of the current resource grade. Highlights included:
•	SV12-561c 18.6 meters of 6.79 gpt gold

and 118.9 meters of 2.33 gpt gold, including 17.1 meters of 8.06 gpt gold

•	SV12-583c 58.8 meters of 1.06 gpt gold, including 1.5 meters of 12.00 gpt gold

•	SV12-584c 36.3 meters of 1.92 gpt gold, including 3.2 meters of 14.67 gpt gold

•	SV12-594 27.4 meters of 1.68 gpt gold, including 1.5 meters of 12.79 gpt gold

Additionally, drilling at the northerly extent of the resource area indicates the potential for expansion of the resource to the north and at depth.

Earn-In Update
Barrick has accelerated their rate of expenditures to earn-in to Midway’s Spring Valley project, where Barrick can earn a 60% interest in the project by completing expenditures totaling US$30 million before December 31, 2013. Projected expenditures by Barrick in 2012 amount to $10.2M, which combined with spending through 2011 of $17.7M at Spring Valley (see April 11, 2012 press release), would bring total cumulative expenditures by Barrick to approximately $27.9M by the end of 2012. Based on the rate of expenditures through the third quarter of 2012, it is expected that Barrick will complete their earn-in of 60% of the Spring Valley project by early 2013. Barrick may further elect to spend an additional $8 million on or before December 31, 2014 for a total expenditure of $38 million to increase their ownership interest in Spring Valley to 70%.

Development Activity
Within the quarter, additional development drilling has gathered metallurgical, hydrological and geotechnical data to be used in a scoping-level economic evaluation.  Metallurgical samples were collected for a second round of metallurgical testwork that is currently in progress.  Hydrological work is underway to better characterize groundwater conditions for a potential open pit.  Further development activities included potential pit slope stability studies, mine facility design, seismic hazard analysis, and humidity cell tests.

Q3 Drill Results
Table 1 lists Spring Valley’s drill results as calculated by Midway from data provided by Barrick. During the third quarter, Barrick completed 3,072 meters of reverse circulation (RC) and 2,387 meters of core drilling. This drilling included four core holes used for metallurgical sampling, four holes for geotechnical testing (SV12-611c to 614c), and eight water-monitoring wells (SV12-600w to 608w). Total drilling for the year through the third quarter is 11,834 meters of RC and 6,240 meters of core. Figure 1 below shows the locations of drill holes listed in Table 1 in relation to the current Spring Valley resource estimate.

Table 1.  Significant New Drill Hole Gold Intercepts from Q3 Report 2012
Spring Valley Project, Nevada
(Calculated by Midway from data provided by Barrick)

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
SV12-560c	MS	67.1	73.2	6.1	0.34
	MS	91.7	152.1	60.4	0.72
	MS	171.8	175.6	3.8	0.48
	MS	189.3	190.8	1.5	0.89
	MS	213.4	227.1	13.7	0.75
SV12-561c	FA	74.7	79.2	4.6	0.41

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
	MS	158.5	166.1	7.6	1.17
	MS	181.4	182.9	1.5	2.54
	MS	240.8	259.4	18.6	6.79
includes	MS			7.6	13.75
	MS	277.7	282.2	4.6	0.75
	MS	292.9	302.1	9.1	0.41
	MS	323.4	442.3	118.9	2.33
includes	MS			66.4	3.46
includes	MS			17.1	8.06
	MS	452.9	463.6	10.7	0.38
	MS	472.7	492.3	19.5	0.45
SV12-566	FA	245.4	246.9	1.5	0.69
SV12-577c	MS	26.5	45.6	18.9	0.55
includes	MS			1.5	3.50
SV12-583c	MS	30.5	42.7	12.2	0.38
	MS	78.0	93.3	15.2	1.30
includes	MS			1.4	7.51
	MS	108.2	167.0	58.8	1.06
includes	MS			1.5	12.00
and	MS			3.4	4.32
	MS	173.1	180.1	7.0	0.41
	MS	212.1	225.9	13.7	0.45
SV12-584c	FA	86.9	88.4	1.5	1.44
	MS	151.5	161.8	10.4	4.59
includes	MS			1.5	14.71
	MS	196.9	216.7	18.3	0.82
	MS	222.8	258.9	36.3	1.92
includes	MS			3.2	14.67
	MS	275.8	296.0	20.1	0.75
	MS	388.8	394.1	5.3	1.41
SV12-585c	FA	13.7	15.2	1.5	0.45
	FA	39.6	41.1	1.5	0.72
	MS	246.4	254.4	7.9	0.38
	MS	259.1	273.7	14.6	0.31
	MS	283.5	294.1	10.7	0.55
	MS	300.5	303.6	3.0	0.45
	MS	332.2	333.5	1.2	2.54
	MS	341.7	365.8	24.1	1.34
SV12-586c	MS	119.2	129.5	10.4	0.51
SV12-588c	Assays pending

Hole ID	Assay Type	From (m)	To (m)	Interval (m)	Gold grade (gpt)
SV12-590	MS	38.1	39.6	1.5	0.51
	MS	320.0	321.6	1.5	2.30
SV12-591	MS	132.6	134.1	1.5	0.62
	MS	140.2	141.7	1.5	0.38
	MS	178.3	184.4	6.1	1.27
	MS	190.5	192.0	1.5	0.69
	MS	198.1	199.6	1.5	0.51
	MS	262.1	266.7	4.6	0.41
	MS	385.6	387.1	1.5	0.51
	MS	399.3	406.9	7.6	0.31
	MS	420.6	423.7	3.0	0.86
SV12-593	FA	No significant intercepts
SV12-594	MS	141.7	152.4	10.7	0.38
	MS	196.6	214.9	18.3	0.55
	MS	275.8	298.7	22.9	0.41
	MS	307.8	335.3	27.4	1.68
includes	MS			1.5	12.79
	MS	358.1	365.8	7.6	1.30
includes	MS			1.5	5.66
SV12-595	MS	201.2	208.8	7.6	0.31
	MS	214.9	233.2	18.3	0.58
	MS	251.5	262.1	10.7	2.43
includes	MS			3.0	6.89
	MS	289.6	292.6	3.0	1.58
SV12-596	FA	67.1	68.6	1.5	1.30
	MS	121.9	160.0	38.1	1.30
includes	MS			1.5	3.84
includes	MS			1.5	13.75
	MS	225.6	237.7	12.2	1.03
includes	MS			1.5	6.51
SV12-597	FA	No significant intercepts
SV12-598	MS	208.8	211.8	3.0	1.44

Reverse circulation drilling was conducted by Hard Rock Drilling of Elko, Nevada. Core drilling was conducted by TonaTec Exploration of Mapleton, Utah. Drill hole numbers ending with a "C" indicate core holes. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada using 30 gram fire assay methods (FA) and by metallic screen assay methods (MS). Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness. Intervals may not match to the nearest tenth due to arithmetic rounding.

Figure 1.  Drill Hole Map – Q3 2012 Drill Results
Spring Valley Project, Nevada

Spring Valley Project
Q3 2012 Drill Results
Results reported
Monitor wells
Geotech holes
Not shown:
SV12-566
Gold Resource
SV12-614c
SV12-591
SV12-594
SV12-608w
SV12-561c
SV12-590
SV12-606w
SV12-605w
SV12-611c
SV12-585c
SV12-586c
SV12-584c
SV12-612c
SV12-607w
SV12-583c
SV12-613c
SV12-604w
SV12-588c
SV12-601w
SV12-600w
SV12-602w
SV12-593
SV12-577c
1 km
SV12-598
SV12-597
SV12-595
SV12-596
N

About Spring Valley
Spring Valley is a large porphyry-hosted gold system, located about 20 miles northeast of Lovelock in Pershing County, Nevada. A May 2011 updated resource estimate released by Midway reported 2.16 million ounces of gold in the combined Measured and Indicated categories (144.8 million tonnes at a grade of 0.46 gpt Au), plus an additional 1.97 million ounces of gold in the Inferred category (103.9 million tonnes at a grade of 0.59 gpt Au).  Resources are reported at a cut-off grade of 0.14 gpt Au.  The estimate was prepared for Midway by Gustavson Associates, LLC of Lakewood, Colorado (see Midway press release dated May 2, 2011) and includes drilling completed by Barrick in 2009 and 2010. An updated Technical Report dated November 29, 2012 clarified some of the language contained within the report, but did not change the resource estimates.

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, reserve and resource estimates, estimated NPV of the project, anticipated IRR, estimated strip ratio, anticipated mining methods at the project, the estimated economics of the project, anticipated gold recoveries and annual production, estimated capital costs, operating cash costs and total production costs, planned development drilling and anticipated expansion of the resource, and the outcome of the permitting process. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold reserved and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical reports referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.